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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                                January 16, 2001
                                ----------------
                        (Date of earliest event reported)


                        FIDELITY NATIONAL FINANCIAL, INC.
                        ---------------------------------
               (Exact name of Registrant as specified in charter)


          Delaware                 333-65837                     86-0498599
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(State or other jurisdiction      (Commission                 (I.R.S. Employer
      of incorporation)           File Number)               Identification No.)


      1 A - 17911 Von Karman Avenue, Suite 300, Irvine, CA        92614
      -------------------------------------------------------------------
            (Address of principal executive offices)           (Zip Code)


                                 (949) 622-4333
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
         (Former name or former address, if changed, since last report.)


                                Page 1 of 4 Pages

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ITEM 5.  OTHER EVENTS.

         Announcement of Plans for Secondary Public Offering of Common Stock

         On January 16, 2001, Fidelity National Financial, Inc. (the "Registrant") announced that it plans to make a public offering of 6,000,000 shares of its common stock ( the "Offering"). The Registrant will make the Offering under the Registrant's effective S-3 Shelf Registration filed with the Securities and Exchange Commission (the "Shelf Registration") covering the issuance from time to time of up to $400 million of various securities of the Company, including, among other securities, the Registrant's common stock. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of a prospectus with respect to this offering may be obtained from Merrill Lynch & Co., c/o Prospectus Dept., 4 World Financial Center, Street Level, New York, NY 10080.

         The net proceeds from this Offering will be used primarily to repay indebtedness under the Registrant's existing $800 million syndicated credit agreement. Merrill Lynch & Co. will serve as the lead manager, with Bear, Stearns & Co., Lehman Brothers and U.S. Bancorp Piper Jaffray serving as co-managers. The underwriters will be granted an over-allotment option of up to 900,000 shares. The Registrant expects to price the equity offering during the week of January 22, 2001.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  99.1     Press Release dated January 16, 2001


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: January 16, 2001                  FIDELITY NATIONAL FINANCIAL, INC.


                                        /s/ ALAN L. STINSON
                                        ----------------------------------------
                                        Alan L. Stinson
                                        Executive Vice President and Chief
                                        Financial Officer


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                                 EXHIBIT INDEX

Exhibit
Number                             Description
-------                            -----------

 99.1          Press Release dated January 16, 2001